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                                                                   Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40533) pertaining to the HORIZON Pharmacies, Inc. 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-43607) pertaining to the HORIZON Pharmacies, Inc. 401(k) Plan, the Registration Statement (Form S-8 No. 333-62805) pertaining to the HORIZON Pharmacies, Inc. 1998 Stock Option Plan, and the Registration Statements (Forms S-3 No. 333-61987 and 333-65419) and related Prospectuses for the registration of an aggregate of 769,588 shares of common stock of our report dated April 8, 1999, except for the second paragraph of note 4(A) as to which the date is April 15th, 1999, with respect to the consolidated financial statements of HORIZON Pharmacies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 15, 1999